UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                December 30, 2006

                          Gardant Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                     333-43126                  87-0650219
(State or other jurisdiction          (Commission             (I.R.S. Employer
       of incorporation)              File Number)           Identification No.)

                19TH Floor, 712 Fifth Avenue, New York, NY 10019
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (212) 897-6849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into Definitive Material Agreement

As previously reported, on August 25, 2006, the Company entered into an agreement pursuant to which the Company would be acquired by Switch Pharma Limited, a corporation organized and incorporated under the laws of England and Wales. This transaction closed on December 30, 2006. The transaction is structured as a merger of Gardant with a wholly-owned subsidiary of Switch Pharma, with Gardant being the surviving company and becoming a wholly-owned subsidiary of Switch Pharma as a result of the merger. Shareholders of Gardant will receive approximately one common share of Switch Pharma for each share of Gardant owned immediately prior to the merger. Pursuant to the merger agreement, shareholders of the Company are to receive additional shares of Switch Pharma as consideration in proportion to the extent that the common shares of Switch Pharma trade at less than $1.03 at the commencement of listing of Switch Pharma shares for public trading in London. The reference price was originally set at $1.38 per share of Switch Pharma but has been reduced to $1.03 by agreement. The acquisition agreement and plan of merger, as so amended, is filed herewith as
Exhibit 10.1 to this Current Report on Form 8K and is incorporated herein by reference. Shareholders of Gardant are expected to receive their shares in Switch Pharma in approximately the next 10 days. Switch Pharma has undertaken to list its shares for trading in London as soon as practicable. The Switch Pharma shares being issued to former shareholders of Gardant will be restricted from disposition for 1 year after the listing of Switch Pharma common shares for trading in London.

Section 5 - Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.

A change in control of the registrant occurred as of December 30, 2006 as a result of the consummation of the acquisition of the registrant by Switch Pharma. The registrant is now a wholly-owned subsidiary of Switch Pharma and is entirely controlled by Switch Pharma, a corporation organized and incorporated under the laws of England and Wales. Approximately 81,914,283 common shares of Switch Pharma, constituting approximately 42% of the outstanding common shares of Switch Pharma, are being issued to shareholders of the registrant in the merger.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

Upon the consummation of the acquisition of the registrant by Switch Pharma as a consequence of the merger of the registrant with a wholly-owned subsidiary of the registrant on December 30, 2006, all of the registrant's directors immediately resigned. Switch Pharma intends to elect new directors of the registrant. Switch Pharma now has complete control over the election of the registrant's directors. Messrs. Lee Cole and Linden Boyne are continuing as Director and President, and CFO, Secretary and Treasurer, respectively, of the registrant until such time as the registrant's new directors act to replace them, which replacement is expected to occur promptly.

Section 8 - Other Events

Item 8.01. Other Events.

The registrant issued a press release on January 4, 2007 announcing the closing of the acquisition of the registrant by Switch Pharma as a consequence of the merger of the registrant with a wholly-owned subsidiary of Switch Pharma on December 30, 2006. That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

      (d)   Exhibits.

            Exhibit
            Number      Description
            --------    --------------------------------------------------------

            10.1 Acquisition Agreement and Plan of Merger dated August 25, 2006, as amended.

            99.1        Press Release dated January 4, 2007


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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 5th, 2007                    Gardant Pharmaceuticals, Inc.

                                   By: /s/ Lee Cole
                                       -----------------------
                                       Lee Cole
                                       Director


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Exhibit Index

      10.1 Acquisition Agreement and Plan of Merger dated August 25, 2006, as amended.

      99.1        Press Release dated January 4, 2007


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